Exhibit 1.1

Execution Verison

DEERE FUNDING CANADA CORPORATION

4.850% Notes due 2031

TERMS AGREEMENT

Dated: July 10, 2026

Deere Funding Canada Corporation

295 Hunter Road

P.O. Box 1000

Grimsby, ON L3M 4H5

Deere & Company

One John Deere Place

Moline, Illinois 61265-8098

Ladies and Gentlemen:

We understand that Deere Funding Canada Corporation (the “Issuer”) proposes to issue and sell $300,000,000 aggregate principal amount of its 4.850% Notes due 2031 (the “Underwritten Securities”), fully and unconditionally guaranteed as to principal, premium, if any, interest and certain other amounts (the “Guarantee”) by Deere & Company (the “Parent Guarantor”). Subject to the terms and conditions set forth or incorporated by reference herein, the Issuer has agreed to sell to the underwriters named hereafter (the “Underwriters”), for whom Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as the Representatives (in such capacity, the “Representatives”), and the Underwriters have agreed, severally and not jointly, to purchase from the Issuer, the principal amount of Underwritten Securities set forth hereafter opposite their respective names at the purchase price set forth hereafter.

Underwriter	Principal Amount of Underwritten Securities
Barclays Capital Inc.	$48,000,000
Credit Agricole Securities (USA) Inc.	$48,000,000
Deutsche Bank Securities Inc.	$48,000,000
RBC Capital Markets, LLC	$48,000,000
TD Securities (USA) LLC	$48,000,000
Academy Securities, Inc.	$12,000,000
ING Financial Markets LLC	$12,000,000
Scotia Capital (USA) Inc.	$12,000,000
SMBC Nikko Securities America, Inc.	$12,000,000
Truist Securities, Inc.	$12,000,000
Total	$300,000,000

The Underwritten Securities shall have the following terms:

Title of Underwritten Securities:	4.850% Notes due 2031
Parent Guarantor:	Deere & Company
Currency:	U.S. dollars
Principal amount to be issued:	$300,000,000
Ranking:	Senior unsecured
Interest Rate or formula:	4.850% per annum
Interest Payment Date(s):	Each January 15 and July 15, commencing on January 15, 2027
Record Dates:	The close of business on the 15th day preceding the particular Interest Payment Date
Payment of Additional Amounts:	Applicable
Stated Maturity Date:	July 15, 2031
Redemption provisions:

Make-whole call based on U.S. Treasury + 0.100% (+10 basis points); if, however, the Underwritten Securities are redeemed on or after June 15, 2031, the redemption price will be equal to 100% of the principal amount of the Underwritten Securities to be redeemed, plus

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accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Tax call at a redemption price equal to 100% of the principal amount of the Underwritten Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Sinking fund requirements:	None
Delayed Delivery Contracts:	Not authorized
Initial public offering price:	99.939%, plus accrued interest, if any, from the Closing Date.
Purchase price:	99.589%
Form:	Global Note through the facilities of The Depository Trust Company (in the United States)
Applicable Time:	3:15 P.M. New York City time on July 10, 2026
Closing Date and Location:	10:00 A.M. New York City time on July 15, 2026 Sidley Austin LLP 787 Seventh Avenue New York, New York 10019
General Disclosure Package:	(1) Prospectus dated June 17, 2026
(2) Preliminary Prospectus Supplement dated July 10, 2026
(3) Term Sheet dated July 10, 2026 attached to Schedule I hereto
Other Terms:	None

Attached to this Terms Agreement as a part of Schedule I is an “issuer free writing prospectus” included in the General Disclosure Package.

All of the provisions contained in the document attached as Annex A hereto entitled “Deere Funding Canada Corporation – Guaranteed Debt Securities – Underwriting Agreement Basic Provisions” (the “Basic Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

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Covenants of the Underwriters

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Underwritten Securities, severally and not jointly, represents, covenants and agrees with each of the Issuer and the Parent Guarantor that it will not offer, sell, or deliver any of the Underwritten Securities, directly or indirectly, or distribute the Prospectus, or any other offering material relating to the Underwritten Securities, in or from any jurisdiction outside the United States except in or from or into jurisdictions as contemplated in the Prospectus and under circumstances that will, to the best knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on either the Issuer or the Parent Guarantor, except as set forth in the Basic Provisions and this Terms Agreement.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

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Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Ujal Santchurn______________________ Name: Ujal Santchurn Title: Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Nils Hansen________________________ Name: Nils Hansen Title: Managing Director
By:	/s/ Ivan Hrazdira_______________________ Name: Ivan Hrazdira Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brendan Murphy_____________________ Name: Brendan Murphy Title: Managing Director
By:	/s/ Christopher Kulusic___________________ Name: Christopher Kulusic Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ William Oberrender___________________ Name: William Oberrender Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brian Bednarski______________________ Name: Brian Bednarski Title: Director

On behalf of themselves and the other several Underwriters named above

[Signature Page to Terms Agreement]

Accepted:

DEERE FUNDING CANADA CORPORATION, as Issuer

By:	/s/ Jerry M. Steining___________ Name: Jerry M. Steining Title: Assistant Secretary

DEERE & COMPANY, as Parent Guarantor

By:	/s/ Jerry M. Steining___________ Name: Jerry M. Steining Title: Assistant Treasurer

[Signature Page to Terms Agreement]

Schedule I

PERMITTED FREE WRITING PROSPECTUS

Term Sheet dated July 10, 2026

Filed Pursuant to Rule 433

Dated July 10, 2026
Registration Statement Nos. 333-296865 and 333-296865-01
Relating to Preliminary Prospectus Supplement

Dated July 10, 2026 to

Prospectus dated June 17, 2026

DEERE FUNDING CANADA CORPORATION

4.850% Notes due 2031

Fully and unconditionally guaranteed by Deere & Company

Term Sheet dated July 10, 2026

Issuer:	Deere Funding Canada Corporation
Guarantor:	Deere & Company
Trade Date:	July 10, 2026
Type of Offering:	SEC registered
Settlement Date**:	July 15, 2026 (T+3)
Security:	4.850% Notes due 2031 (the “Notes”)
Size:	$300,000,000
Stated Maturity Date:	July 15, 2031
Interest Payment Dates:	January 15 and July 15, commencing on January 15, 2027
Benchmark Treasury:	4.125% UST due June 30, 2031
Benchmark Treasury Yield and Price:	4.314%; 99-05 1/4
Yield to Maturity:	4.864%
Spread to Benchmark Treasury:	55 basis points
Coupon (Interest Rate):	4.850% per year
Price to Public:	99.939% of principal amount, plus accrued interest, if any, from July 15, 2026

Sch. I - 1

Net Proceeds to the Issuer (before expenses):	$298,767,000
Optional Redemption:

Make-whole call based on U.S. Treasury + 0.100% (+10 basis points); if, however, the Notes are redeemed on or after June 15, 2031, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Tax call at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

CUSIP / ISIN:	2442GAAB8 / US2442GAAB82
Joint Book-Running Managers:	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. RBC Capital Markets, LLC TD Securities (USA) LLC
Co-Managers:	Academy Securities, Inc. ING Financial Markets LLC Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc. Truist Securities, Inc.

** Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the Notes who wish to trade the Notes before the business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you make a decision to invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC that are incorporated therein by reference for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the prospectus if you request it by calling Barclays

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Capital Inc. toll-free at 1-888-603-5847, Credit Agricole Securities (USA) Inc. toll-free at 1-866-807-6030, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, RBC Capital Markets, LLC toll-free at 1-866-375-6829 or TD Securities (USA) LLC toll-free at 1-855-495-9846.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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July 10, 2026
ANNEX A

DEERE FUNDING CANADA CORPORATION
(a corporation incorporated under the Business Corporations Act (Ontario))

Guaranteed Debt Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

Deere Funding Canada Corporation (the “Issuer”) proposes to issue and sell from time to time certain of its guaranteed senior debt securities (the “Securities”), on terms to be determined at the time of sale, fully and unconditionally guaranteed (the “Guarantee”) as to principal, premium, if any, interest and certain other amounts by Deere & Company, a Delaware corporation (the “Parent Guarantor”). The Securities and the Guarantee will be issued under an indenture dated as of June 15, 2020 (the “Indenture”) among the Issuer, the Parent Guarantor and The Bank of New York Mellon, as Trustee. Each issue of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities.

This is to confirm the arrangements with respect to the purchase of Underwritten Securities from the Issuer by the Representatives and the several Underwriters listed in the applicable terms agreement entered into among the Representatives, the Issuer and the Parent Guarantor of which this Underwriting Agreement Basic Provisions is Annex A thereto (the “Terms Agreement”). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the “Agreement.” Terms defined in the Terms Agreement are used herein as therein defined.

The Parent Guarantor and the Issuer have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-296865) in respect of certain of their securities, including, in the case of the Issuer, the Underwritten Securities and, in the case of the Parent Guarantor, the Guarantee, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission (if prepared, any preliminary prospectus supplement specifically relating to the Underwritten Securities immediately prior to the Applicable Time included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations being hereinafter called a “Preliminary Prospectus”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

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The term “Registration Statement” means the registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, except that when no time is specified, the term “Registration Statement” means the registration statement as deemed revised pursuant to Rule 430B(f)(1) of the 1933 Act Regulations by virtue of the filing with the Commission of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations; the term “Base Prospectus” means the prospectus on file with the Commission on the date of the applicable Terms Agreement; and the term “Prospectus” means the Base Prospectus together with the prospectus supplement specifically relating to the Underwritten Securities and the Guarantee prepared in accordance with the provisions of Rule 430B and promptly filed after execution and delivery of the applicable Terms Agreement pursuant to Rule 430B or Rule 424(b) of the 1933 Act Regulations; any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information;” and any reference herein to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of the applicable Terms Agreement; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual, quarterly or periodic report of the Parent Guarantor filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act, which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, or the Prospectus, as the case may be, after the Applicable Time.

SECTION 1.Representations and Warranties. Each of the Parent Guarantor and the Issuer, jointly and severally, represents and warrants to the Representatives and to each Underwriter named in a Terms Agreement as of the date thereof, as of the Applicable Time and as of Closing Time (each a “Representation Date”), as follows:
(a)The Registration Statement, the term sheet(s) attached as Schedule I of the applicable Terms Agreement (such term sheet(s), the “Permitted Free Writing Prospectus”), the

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Preliminary Prospectus and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied or will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act. The conditions for the Parent Guarantor and the Issuer to the use of Form S-3 in connection with the offering and sale of the Underwritten Securities and the Guarantee as contemplated hereby have been satisfied. The Registration Statement constitutes an “automatic shelf registration statement” as defined in Rule 405 of the 1933 Act Regulations. Neither the Parent Guarantor nor the Issuer has received from the Commission a notice, pursuant to Rule 401(g)(2) of the 1933 Act Regulations, of objection to the use of the automatic shelf registration statement form. As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offerings of Underwritten Securities contemplated hereby, the Parent Guarantor is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations. The date of any Terms Agreement in connection with an offering of any Underwritten Securities is not more than three years subsequent to the original effective date of the Registration Statement. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Base Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectus (collectively the “General Disclosure Package”), all considered together, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee under the Indenture.
(b)At the time of original filing of the Registration Statement, at the earliest time thereafter that the Issuer, the Parent Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Underwritten Securities and at the date of any Terms Agreement in connection with an offering of any Underwritten Securities or the Guarantee, neither the Issuer nor the Parent Guarantor was or is an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.
(c)The Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities and the Guarantee or until any earlier date that the Issuer or the Parent Guarantor notified or notifies the applicable Underwriter(s) as contemplated in Section 3(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule

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433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.
(d)The financial statements and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Parent Guarantor and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved. No other historical or pro forma financial statements or supporting schedules or financial data are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(e)The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, (i) at the time the Registration Statement became effective and at the time any amendments thereto become effective (ii) at the Applicable Time and (iii) at Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(f)Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition of the Parent Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) there have not been any transactions entered into by the Parent Guarantor or its subsidiaries other than (x) transactions in the ordinary course of business and (y) transactions which are not material in relation to the Parent Guarantor and its subsidiaries considered as one enterprise.
(g)The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ontario with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)The Parent Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

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(i)The execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or the Issuer, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Parent Guarantor or the Issuer is a party or by which the Parent Guarantor or the Issuer may be bound or to which any of the property or assets of the Parent Guarantor or the Issuer is subject, nor will such action result in any violation of the provisions of the charter, articles or by-laws, as applicable, of the Parent Guarantor or the Issuer or, to the best of the Parent Guarantor’s or the Issuer’s knowledge, any order, rule or regulation applicable to the Parent Guarantor or the Issuer of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Parent Guarantor or the Issuer.
(j)The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Underwritten Securities will be valid and legally binding obligations of the Issuer enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles and will be entitled to the benefits of the Indenture and the Guarantee and the Underwritten Securities and the Indenture conform in all material respects to all descriptions and statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(k)The Guarantee is in the form contemplated by the Indenture and has been duly authorized for issuance by the Parent Guarantor pursuant to this Agreement and the Indenture and, when the Underwritten Securities are issued and delivered pursuant to the provisions of this Agreement and the Indenture and the Guarantee is executed and delivered in accordance with the provisions of the Indenture, the Guarantee will constitute the valid and legally binding obligation of the Parent Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles and will be entitled to the benefits of the Indenture and the Guarantee conforms in all material respects to all descriptions and statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(l)Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.
(m)The Parent Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them, and neither the Parent Guarantor nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights

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which, singly or in aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Parent Guarantor and its subsidiaries considered as one enterprise.
(n)No labor disturbance by the employees of the Parent Guarantor or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Parent Guarantor and its subsidiaries considered as one enterprise.
(o)Each of the Parent Guarantor and the Issuer acknowledges and agrees that (i) each purchase and sale of Underwritten Securities and the Guarantee pursuant to this Agreement, including the determination of any price for the Underwritten Securities and Underwriter compensation, is an arm’s-length commercial transaction between the Parent Guarantor and the Issuer, on the one hand, and the Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transactions, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Parent Guarantor, the Issuer or any of their respective affiliates, (iii) no Underwriter has assumed any advisory or fiduciary responsibility in favor of the Parent Guarantor, the Issuer or any of their respective affiliates with respect to any offering of Underwritten Securities or the Guarantee contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Parent Guarantor, the Issuer or any of their respective affiliates on other matters) or any other obligation to the Parent Guarantor, the Issuer or any of their respective affiliates except the obligations explicitly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Guarantor, the Issuer and their respective affiliates, (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vi) each of the Parent Guarantor and the Issuer consulted its own legal and financial advisors to the extent it deemed appropriate.
(p)None of the Parent Guarantor, the Issuer or any of their respective subsidiaries is a Designated Person, nor, to the best of the Parent Guarantor’s or the Issuer’s knowledge, are any of its directors or officers or any directors or officers of its subsidiaries. Each of the Parent Guarantor, the Issuer and their respective subsidiaries and employees is subject to a Code of Business Conduct (the “Code of Conduct”) which is in full force and effect on the date hereof. Among the commitments in the Code of Conduct is the commitment that each of the Parent Guarantor, the Issuer and their respective subsidiaries, and their respective employees, comply with international trade, export control, and import laws in the sale of products including export controls. The Code of Conduct also applies to Anti-Corruption Laws and Sanctions Laws and Regulations. The Code of Conduct will apply to all activities undertaken by the Parent Guarantor, the Issuer and their respective subsidiaries, including any use of the proceeds from any offering of Underwritten Securities and, accordingly, none of the Parent Guarantor, the Issuer or any of their respective subsidiaries will directly or to its knowledge indirectly use the proceeds of any offering of Underwritten Securities in violation of any Sanctions Laws and Regulations or any Anti-Corruption Laws. For purposes herein, “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Parent Guarantor, the Issuer and their respective subsidiaries from time to time concerning or relating to bribery or corruption; “Designated Person” means: a Person (a) listed in the annex to, or otherwise the

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subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations, or (c) in which an SDN has a controlling interest or 50% or greater ownership interest; and “Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC, the U.S. State Department (including its Directorate of Defense Trade Controls) or the U.S. Department of Commerce Bureau of Industry and Security and (b) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.
(q)Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of Canada or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Canada, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Underwritten Securities in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Underwritten Securities as contemplated herein and in the Prospectus.
(r)Neither the Issuer nor any of its subsidiaries or their properties or assets has immunity under Canadian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canadian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Issuer or any of its subsidiaries or properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of or relating to the transactions contemplated by this Agreement may at any time be commenced, the Issuer has, pursuant to Section 17 of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.
(s)Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Issuer based upon this Agreement would be declared enforceable against the Issuer by the courts of Canada, without reconsideration or reexamination of the merits, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(t)The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by the courts

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of Canada, subject to restrictions described under “Enforcement of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus. The Issuer has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal and New York state court sitting in The City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(u)[Reserved.]
(v)[Reserved.]
(w)The Issuer is not, and after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(x)The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Indenture, the Underwritten Securities and/or the Guarantee in any jurisdiction in which the Issuer is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

Any certificate signed by any officer of the Parent Guarantor or the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Parent Guarantor or the Issuer, as the case may be, as to the matters covered thereby, to each Underwriter participating in such offering.

SECTION 2.Purchase and Sale. The obligations of the Underwriters to purchase, and the Issuer to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the series and principal amount of the Underwritten Securities, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Underwritten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities, any delayed delivery arrangements and any terms of the Underwritten Securities not already specified in the Indenture pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, conversion provisions, redemption provisions and sinking fund requirements).

The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

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Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Issuer, at 10:00 AM, New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representatives and the Issuer (each such time and date being referred to as a “Closing Time”). Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Issuer pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit A hereto with such changes therein as the Issuer may approve. As compensation for arranging Delayed Delivery Contracts, the Issuer will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time, the Issuer will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Issuer as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

The Representatives shall submit to the Issuer, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Issuer will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and the Issuer will advise the Representatives, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Issuer and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The principal amount of Underwritten Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Issuer; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

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SECTION 3.Covenants of the Parent Guarantor and the Issuer. Each of the Parent Guarantor and the Issuer covenants, jointly and severally, with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:
(a)The Parent Guarantor and the Issuer will notify the Underwriters immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Parent Guarantor and the Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)During the period from the Applicable Time to the Closing Time, each of the Parent Guarantor and the Issuer will: (i) give the Underwriters notice of its intention to file (x) any new or additional registration statement with respect to the Underwritten Securities or (y) any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise; (ii) furnish the Underwriters with copies of any document proposed to be filed and referred to in clause (i) above a reasonable time in advance of filing; (iii) make available to the Underwriters copies of documents so filed promptly upon the filing thereof; and (iv) give the Underwriters notice of the initiation of any examination pursuant to Section 8(e) of the 1933 Act relating to the Registration Statement or any new or additional registration statement relating to the Underwritten Securities or the Parent Guarantor or the Issuer becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the Underwritten Securities. The Parent Guarantor and the Issuer will promptly effect all filings necessary pursuant to Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Parent Guarantor and the Issuer shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).
(c)The Parent Guarantor and the Issuer will furnish to each Underwriter as many copies of the Prospectus (as amended or supplemented) as such Underwriter shall reasonably request so long as an Underwriter is required to deliver a Prospectus in connection with sales of Underwritten Securities.

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(d)If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Parent Guarantor or the Issuer or in the reasonable opinion of counsel for the Underwriters or counsel for the Parent Guarantor or the Issuer, to further amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time the same is delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) to a purchaser), or if it shall be necessary, in the opinion of the Parent Guarantor or the Issuer or in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Parent Guarantor and the Issuer will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Parent Guarantor and the Issuer will promptly (i) notify the Representatives and (ii) amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)With respect to each sale of Underwritten Securities, the Parent Guarantor will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in a form complying with the provisions of Rule 158 under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Parent Guarantor’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.
(f)The Parent Guarantor and the Issuer will endeavor in good faith to qualify the Underwritten Securities and the Guarantee for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that neither the Parent Guarantor nor the Issuer shall be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Parent Guarantor and the Issuer will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities and the Guarantee. The Parent Guarantor and the Issuer will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities and the Guarantee have been qualified as above provided.

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(g)The Parent Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.
(h)Between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Underwritten Securities covered thereby, neither the Parent Guarantor nor the Issuer will, without the Representatives’ prior consent, offer to sell, or enter into any agreement to sell, any new issue of its senior debt securities with a maturity of more than one year, including additional Securities (other than borrowings under the Parent Guarantor’s revolving credit commitments).
(i)Each of the Parent Guarantor and the Issuer represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Parent Guarantor, the Issuer and the Representatives, it has not made and will not make any offer relating to the Underwritten Securities or the Guarantee that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to in writing by the Parent Guarantor, the Issuer and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.” Each of the Parent Guarantor and the Issuer represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
(j)Subject to the consent of the Representatives required in the immediately preceding paragraph, the Parent Guarantor and the Issuer will prepare a final term sheet relating to the final terms of the Underwritten Securities and the Guarantee and their offering and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act Regulations following the date such final terms have been established for such Underwritten Securities. Any such final term sheet is, and shall be deemed to be, an issuer free writing prospectus and a Permitted Free Writing Prospectus. Notwithstanding anything to the contrary contained herein, the Parent Guarantor and the Issuer consent to the use by any Underwriter of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Underwritten Securities generally or the offering of Underwritten Securities and the Guarantee or (y) information that describes the final terms of the Underwritten Securities of any particular series and the Guarantee or their offering and that is or is to be included in the final term sheet of the Parent Guarantor and the Issuer contemplated in the first sentence above or (ii) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an issuer free writing prospectus.
SECTION 4.Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject

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to the accuracy of the representations and warranties on the part of the Parent Guarantor and the Issuer herein contained, to the accuracy of the statements of each of the Parent Guarantor’s and the Issuer’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by each of the Parent Guarantor and the Issuer of all of its covenants and other obligations hereunder and to the following further conditions:
(a)The Prospectus shall have been filed by the Parent Guarantor and the Issuer with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations; and each Permitted Free Writing Prospectus shall have been filed by the Parent Guarantor and the Issuer with the Commission pursuant to Rule 433 within the applicable time period prescribed for such filing by the 1933 Act Regulations (to the extent so required).
(b)On or after the Applicable Time and prior to the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. or any other nationally-recognized credit rating agency to any long-term debt securities of, or long-term debt securities guaranteed by, the Parent Guarantor as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Prospectus, together with the General Disclosure Package, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.
(c)At the applicable Closing Time, the Representatives shall have received:
(1)The favorable opinion, dated as of the applicable Closing Time, of Kirkland & Ellis LLP, counsel for the Issuer and the Parent Guarantor, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B-1 hereto.
(2)The favorable opinion, dated as of the applicable Closing Time, of Borden Ladner Gervais LLP, counsel for the Issuer, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B-2 hereto.
(3)The favorable opinion, dated as of the applicable Closing Time, of the General Counsel, Deputy General Counsel or an Associate General Counsel of the Parent Guarantor to the effect set forth in Exhibit B-3 hereto.
(4)The favorable opinion, dated as of the applicable Closing Time, of Sidley Austin llp, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

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(d)At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Parent Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received (i) a certificate of the President or a Vice President of the Parent Guarantor, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties contained in Section 1 are true and correct and (ii) a certificate of an executive officer of the Issuer, dated as of such Closing Time, to the effect that the representations and warranties contained in Section 1 are true and correct.
(e)The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.
(f)The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (e) of this Section to the extent that may be reasonably requested by the Representatives, except that the specified date referred to shall be not more than three business days prior to Closing Time.
(g)At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities and the Guarantee as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Parent Guarantor and the Issuer in connection with the issuance and sale of the Underwritten Securities and the Guarantee as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Parent Guarantor and the Issuer at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 5.Payment of Expenses. Each of the Parent Guarantor and the Issuer agrees, jointly and severally, to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, and the preparation, filing and reproduction of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the

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Underwritten Securities to the Underwriters and the issuance and delivery of the Guarantee, (iii) the fees and disbursements of the Parent Guarantor’s and the Issuer’s counsel and accountants, (iv) the qualification of the Underwritten Securities and the Guarantee under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, (vi) the delivery by the Underwriters of the General Disclosure Package and the Prospectus and, in each case, any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Underwritten Securities, (vii) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (viii) the fees, if any, of rating agencies and (ix) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities on any national securities exchange.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Section 9(i), the Parent Guarantor and the Issuer agree, jointly and severally, to reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.Indemnification. (a) Each of the Parent Guarantor and the Issuer agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the Rule 430B Information, or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus or the General Disclosure Package, or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus or the General Disclosure Package, or was made in reliance upon the Form T-1 of the Trustee under the Indenture;

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(ii)against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Parent Guarantor; and
(iii)against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Parent Guarantor or the Issuer be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Parent Guarantor or the Issuer shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Parent Guarantor or the Issuer shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Each of the Parent Guarantor and the Issuer shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Parent Guarantor or the Issuer elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Parent Guarantor or the Issuer elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Parent Guarantor and/or the Issuer, on the one hand, and one or more Underwriters, on the other hand, and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Parent Guarantor and/or the Issuer that there may be one or more legal defenses available to it which are different from or additional to those available to the Parent Guarantor and the Issuer, the Parent Guarantor and the Issuer shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Parent Guarantor and the Issuer shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives. Each of the Parent Guarantor and the Issuer agrees to notify the Representatives within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Parent Guarantor or the Issuer within

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the meaning of Section 15 of the 1933 Act, in connection with the sale of the Underwritten Securities.

(b)Each Underwriter severally agrees that it will indemnify and hold harmless each of the Parent Guarantor and the Issuer and each of its respective officers who signs the Registration Statement and each of its respective directors and each person, if any, who controls the Parent Guarantor or the Issuer within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Parent Guarantor and the Issuer, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto), a Permitted Free Writing Prospectus, the Registration Statement (or any amendment thereto), including the Rule 430B Information or the General Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) or a Permitted Free Writing Prospectus or the General Disclosure Package. In case any action shall be brought against the Parent Guarantor or the Issuer or any person so indemnified based on the Registration Statement or the Prospectus (or any amendment or supplement thereto) or a Permitted Free Writing Prospectus or the General Disclosure Package and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Parent Guarantor and the Issuer, and the Parent Guarantor and the Issuer and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.
SECTION 7.Contribution. If the indemnification provisions provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Parent Guarantor and the Issuer, and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Parent Guarantor and the Issuer, and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Parent Guarantor and the Issuer, and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Parent Guarantor and the Issuer and the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent Guarantor and the Issuer, or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Parent Guarantor or the Issuer and the Underwriters, directly or through the Representatives. Each of the Parent Guarantor, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one

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entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Parent Guarantor and the Issuer under this Section 7 shall be in addition to any liability which the Parent Guarantor or the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Parent Guarantor or the Issuer and to each person, if any, who controls the Parent Guarantor or the Issuer within the meaning of Section 15 of the 1933 Act.

SECTION 8.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Parent Guarantor or the Issuer submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Parent Guarantor and the Issuer, and shall survive delivery of any Underwritten Securities to the Underwriters.
SECTION 9.Termination. The Representatives may terminate this Agreement, immediately upon notice to the Parent Guarantor or the Issuer, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Parent Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in the Common Stock of the Parent Guarantor has been suspended by the Commission or a national securities exchange or if trading on either the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or

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maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by U.S. federal, New York or Canadian authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Issuer pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(e), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 16 shall remain in effect.
SECTION 10.Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:
(a)if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or
(b)if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or Parent Guarantor or the Issuer.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Parent Guarantor and the Issuer shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement, General Disclosure Package or Prospectus or in any other documents or arrangements may be effected.

SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives;

Ann. A - 19

notices to the Parent Guarantor and the Issuer shall be directed to One John Deere Place, Moline, Illinois 61265-8098, Attention: Treasurer.
SECTION 12.Parties. This Agreement shall inure to the benefit of and be binding upon the Parent Guarantor, the Issuer and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 13.Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of the foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.Contractual Recognition of Bail-In.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto

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arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a)	the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority, which exercise (without limitation) may include and result in any of the following, or some combination thereof:
(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person (and the issue to or conferral on it of such shares, securities or obligations);
(iii)	the cancellation of the BRRD Liability; or
(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.
(c)	For purposes of this Section 14,

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers.

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“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this Section 14.

“Statutory Loss Absorption Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.
SECTION 16.Tax Indemnity. All payments to be made by the Issuer hereunder shall be made without withholding or deduction for or on account of any present or future Canadian taxes, duties or governmental charges whatsoever unless they are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.
SECTION 17.Waiver of Immunity. To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Canada, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
SECTION 18.Judgment Currency. If for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used

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shall be the rate at which, in accordance with normal banking procedures, the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Parent Guarantor and the Issuer with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Parent Guarantor and the Issuer agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Parent Guarantor and the Issuer an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.
SECTION 19.Submission to Jurisdiction. The Issuer hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such courts. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment. The Issuer irrevocably appoints the Corporate Secretary of the Parent Guarantor, located at One John Deere Place, Moline, Illinois 61265-8098, as its authorized agent upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding. The Issuer hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.
SECTION 20.Counterparts. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument. Delivery of an executed Terms Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Ann. A - 23

EXHIBIT A

DEERE FUNDING CANADA CORPORATION
(a corporation incorporated under the Business Corporations Act (Ontario))

[Title of Securities]

DELAYED DELIVERY CONTRACT

, 20[•]

Deere Funding Canada Corporation

295 Hunter Road

P.O. Box 1000

Grimsby, ON L3M 4H5

Attention:

Dear Sirs:

The undersigned hereby agrees to purchase from Deere Funding Canada Corporation (the “Company”), and the Company agrees to sell to the undersigned on, [•] 20[•] (the “Delivery Date”), principal amount of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated [•], 20[•], as supplemented by its Prospectus Supplement dated [•], 20[•], receipt of which is hereby acknowledged at a purchase price of [[•]% of the principal amount thereof, plus accrued interest from [•], 20[•],] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of [•], on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before [•], 20[•], shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated [•], 20[•] between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof; prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Ex. A - 1

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $[•] and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

By:
(Name of Purchaser)

(Title)

(Address)

Ex. A - 2

Accepted as of the date first above written.

DEERE FUNDING CANADA CORPORATION

By:
(Name)

(Title)

Ex. A - 3

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the Representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (including Area Code)

Ex. A - 4